UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 1, 2025

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone	I.R.S. Employer Identification Number

1-16305	PUGET ENERGY, INC.	91-1969407

A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004-5591 425-454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630

A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004-5591 425-454-6363

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule
12b-2
of the Securities Exchange Act of 1934.
Emerging growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective August 1, 2025, the sole shareholder of Puget Energy, Inc. and Puget Sound Energy, Inc. (together, the “Companies”) appointed and elected Adam Friedrichsen to the boards of directors of the Companies (the “Boards”). Mr. Friedrichsen was appointed to replace Jenine Krause, who resigned from the Boards and as a member of the committees of the Boards on which she served, effective the same day.
Mr. Friedrichsen is a Director at OMERS Infrastructure Management Inc. (“OMERS”). He joined OMERS in 2013 and is responsible for the origination, execution and management of infrastructure investments in North America and Europe. Mr. Friedrichsen currently serves on the board of Kenter-Groendus, a Dutch energy infrastructure solutions company. Previously, Mr. Friedrichsen worked at National Bank Financial in its Infrastructure Finance group, providing M&A and project financing advice to global infrastructure investors and engineering firms in support of Canadian projects.
Mr. Friedrichsen was selected by OMERS and pursuant to the Amended and Restated Bylaws of each of the Companies, will serve as an Owner Director on their respective Boards. The Boards have not yet determined the board committee or committees, if any, on which Mr. Friedrichsen will serve. Mr. Friedrichsen will not receive any director compensation from the Companies for his services as an Owner Director on the Boards, but will be reimbursed for out-of-pocket
expenses. Any compensation received by Mr. Friedrichsen for his services on the Companies’ Boards is a function of his employment arrangement with OMERS.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

Dated: August 1, 2025	By:	/s/ Lorna Luebbe
	Name:	Lorna Luebbe
	Title:	Senior Vice President, General Counsel and Chief Sustainability Officer